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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Pure Resources, Inc.

We consent to incorporation by reference in the registration statements (No's. 333-48346, 333-34970, 333-37868 and 333-37870) on Form S-8 of Pure Resources,
Inc. of our report dated February 14, 2001, relating to the consolidated balance sheet of Pure Resources, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2000 annual report on Form 10-K of Pure Resources, Inc.

                                    KPMG LLP

Midland, Texas
March 6, 2001